Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com
Broadridge Corporate Issuer Solutions C/O Your Community Bankshares Po BOX 1342 Brentwood, NY 11717	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH
AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.				For	Against	Abstain

1

Proposal to approve the Agreement and Plan of Merger, dated as of May 3, 2016, by and between Wesbanco, Inc., Wesbanco Bank, Inc., a wholly owned subsidiary of WesBanco, Inc., YCB and Your Community Bank, which provides for, among other things, the merger of YCB with and into WesBanco, as described in the Proxy Statement-Prospectus.

				☐	☐	☐
2	Proposal to approve, in a non-binding advisory vote, the compensation payable to the named executive officers of YCB in connection with the merger.			☐	☐	☐
3

Proposal to approve the adjournment of the Special Meeting to one or more later dates, if necessary, to permit YCB to solicit additional proxies if there are insufficient votes at the Special Meeting to constitute a quorum or to approve the proposed Merger contemplated by Item 1 above.

				☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is/are available at www.proxyvote.com

YOUR COMMUNITY BANKSHARES, INC.

Special Meeting of Shareholders

August 19, 2016 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary L. Libs and James D. Rickard, or either of them, as proxies, with full power to act alone, each with the power to appoint his substitute, to vote the shares of the undersigned in Your Community Bankshares, Inc. (“YCB”) at the Special Meeting of Shareholders to be held on Friday, August 19, 2016, at 9:00 a.m. local time, at Your Community Bank’s main office, 101 West Spring Street, New Albany, Indiana, 4th Floor Meeting Room, and any and all adjournments and postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side